Exhibit 10.36

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), entered into the 3rd day of March, 2005, effective as of January 1, 2005 is by and between Dynamic Materials Corporation, a Delaware corporation (the “Company”), and Richard A. Santa (“Executive”).

WHEREAS, Executive has significant experience in the management of companies and is willing to serve the Company on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Company desires to secure the continued services of Executive subject to the terns and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

1.  Employment

The Company hereby employs Executive as Vice President and Chief Financial Officer of the Company reporting to the Chief Executive Officer of the Company, and Executive hereby accepts such employment and agrees to perform such duties and responsibilities as are assigned to him from time-to-time by the CEO of the Company.

2.  Full-time Best Efforts

Executive shall devote his full and exclusive professional time and attention to the performance of his obligations under this Agreement, and will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of this obligations hereunder.

3.  Term of Agreement

This agreement shall be effective on January 1, 2005 (the Effective Date) and shall continue until terminated pursuant to Section 5 below.

4.  Compensation Reimbursement

(a)  Salary

During the term of this Agreement, the Company shall pay Executive an annual base salary (“Base Salary”) of $223,500 payable in accordance with the Company’s standard payroll practices for similarly situated employees.  The Base Salary shall be adjusted annually at the discretion of the Board.

(b)  Bonus

Executive shall be eligible to receive an annual bonus (“Bonus”) with a maximum payout amount of 40 % of the Base Salary.  The Bonus will be based on pre-tax income, before extraordinary items target for DMC Consolidated, expressed in US Dollars, and on performance goals and rules established by the Board. The Bonus, if any, will be payable before March 15 following the end of the year for which the performance is evaluated.

(c)  Stock Options

Executive shall be eligible to receive options to purchase shares of the Common Stock of the Company under the Company’s 1997 Equity Incentive Plan (the “Option Plan”), subject to the terms and conditions of such plan and the terms and conditions of the option agreement.  If the Company terminates the Executive’s employment for any reason other than Cause pursuant to Section 5(b), all options held by the Executive shall immediately vest, subject to the terms and conditions of the Option Plan and the terms and conditions of the option agreement.

(d)  Benefits

Executive shall receive the following standard Company benefits:

(i).                                       term life insurance coverage in the amount of $300,000 which is in addition to the standard term life insurance provided in the Company’s standard benefit plan;

(ii).                                    participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider;

(iii).                                 four weeks of vacation per year until such time as Executive’s length of service entitled Executive to additional vacation;

(iv).                                participation in the Company’s standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday and certain other standard benefits provided by the Company; and

(v).                                   participation in the Company’s 401(k) retirement plan.

(e)  Expense Reimbursement

The Company shall reimburse Executive for all travel expenses and other disbursements incurred by Executive for or on behalf of the Company in the performance of his duties hereunder, subject to and in accordance with the Company’s expense reimbursement policies and procedures, as in effect from time-to-time.

5.  Termination

a)           The Company may terminate the Executive’s employment at any time for Cause (as hereinafter defined), effective immediately upon written notice to Executive. Such notice shall specify that a termination is being made for Cause, shall state the basis therefor. For purposes of this Agreement, termination for “Cause” shall be defined as termination because of:

(i).                                       The continued failure by Executive to substantially perform, or the gross negligence in the performance of, his duties hereunder for a period of 15 days after the Chief Executive Officer of the Company has made a written demand for performance which specifically identities the manner in which he believes that Executive has not substantially performed his duties.

(ii).                                    The commission by Executive of a willful act of dishonesty or misconduct which is injurious to the Company.

(iii).                                 A conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved.

(iv).                                The misconduct by Executive with respect to the business and affairs of the Company, including material violations of any Company policy, including the Code of Conduct.

b)          The Company may terminate the Executive’s employment for any reason other than Cause at any time upon one-year’s written notice to the Executive or the payment to the Executive of one year’s salary, including a bonus for such period, based on the average bonus paid to Executive for the two years preceding the termination; provided, that the Executive shall execute a release releasing the Company from all claims as a condition of receiving the one year’s salary and bonus.

c)           Upon the termination of the Executive’s employment hereunder, neither Executive nor Executive’s beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive:

(i).                                       the unpaid portion of the Salary computed on a pro rata basis to the date of termination;

(ii).                                    any unpaid bonus owing under Section 4(b) or 5(b), and

(iii).                                 reimbursement for any expenses for which Executive shall not have theretofore bee reimbursed as provided in Section 4(e).

d)          Notwithstanding any other provision of this Section 5, the Executive shall have the right to terminate his employment at any time upon one month’s written notice to the Company. Any such termination by the Executive shall be deemed effective upon receipt by the Company of such notice.

6.  Proprietary Information and Non-Competition Agreements

Executive shall be bound by the terms of the Company’s standard form of the Key Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit A, and the Non-Competition Agreement, attached hereto as Exhibit B, from and after the date hereof until the termination of his employment hereunder.

7.  Miscellaneous

(a)  Judicial Limitation

In the event that any provision of this Agreement is more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof, the provisions of this Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise enforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms thereof. In addition, if any one or more of the terms contained in this Agreement shall for any reason be held to be excessively broad or of an overly long duration, that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable the parties intend that the Company shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

(b)  Injunctive Relief

In view of the nature of the rights in goodwill, business reputation and prospects of the Company to be protected under this Agreement, Executive understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Executive’s breach of his obligations hereunder. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity or proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

(c)  Waiver

The failure of the Company to enforce at any time of the provisions of this Agreement or to require any performance by Executive of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

(d)  Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

(e)  Assignability

This Agreement shall be freely assignable by the Company and shall inure to the benefit of its successors and assigns.

(f)  Entire Agreement

This Agreement, including the Proprietary Information Agreement and the Non Competition Agreement referred to herein, and which are incorporated herein and made a part hereof by reference, embody the entire agreement and understanding of the parties hereto and supersede all prior agreements or understanding (whether written or oral) with respect to the subject matter hereof.

(g)  Governing Law and Venue

The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of Colorado (without regard to its conflicts of law doctrines) and the venue for any action to enforce or to interpret this Agreement shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consent to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

(h)  Amendments

This agreement may not be amended, altered or modified other than by a written agreement between the parties hereto.

(i)  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all the parties indicated as the signatories hereto.

(j)  Notices

All notices, requests, demands and other communications under the Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed to the parties as noticed herein. Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this section.

(k)  Interpretation

Each party has had the opportunity and has reviewed and revised this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

The section headings contained in this Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

(l)  Attorney’s Fees and Costs

If either party shall commence any action or proceeding against the other to enforce the provisions hereof, or to recover damages as a result of the alleged breach of any provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorney’s fees.

EXECUTED as the date first set above

DYNAMIC MATERIALS CORPORATION

/s/ Michel Nicolas
By: Michel Nicolas
Title: Chairman

EXECUTIVE

/s/ Richard A. Santa

Exhibit A

KEY EMPLOYEE PROPRIETARY INFORMATION
AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by Dynamic Materials Corporation, and the compensation now and hereafter paid to me, I hereby agree as follows:

1.         NON DISCLOSURE

1.1                  Recognition of Company’s Rights; Non disclosure.

At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (as defined below), except as such disclosure, use or publication may be required in connection with my work for the Company or unless an officer of the Company expressly authorizes such in writing. I will obtain the Company’s written approval before publishing or submitting for publication any material (written, verbal or otherwise) that relates to my work at the Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2                  Proprietary Information

The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes:

(a)               trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and

(b)              information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and

(c)               information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3                  Third Party Information

I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4                  No Improper Use of Information of Prior Employers and Others

During my employment by the Company, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer of person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.         ASSIGNMENT OF INVENTION

2.1                  Proprietary Rights

The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2                  Prior Inventions

Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Schedule I (Previous Inventions) hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property of the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Inventions would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Schedule I but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Schedule I for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicences) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3                  Assignment of Inventions

Subject to Sections 2.4 and 2.6 hereof, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registable under copyrights or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”

2.4                  Nonassignable Inventions

I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy (“Specific Inventions Law”), this Agreement will not be deemed to require assignment of any invention which:

A-             qualifies fully for protection under a Specific Inventions Law or,

B-               by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secrets and neither related to the Company’s actual or anticipated business, research or development, nor resulted from work performed by me for the Company.

2.5                  Obligation to Keep Company Informed

During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Laws; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

2.6                  Government for Third Party

I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

2.7                  Works for Hire

I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.8                  Enforcement of Proprietary Rights

I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3.         RECORDS

I agree to keep and maintain adequate and current records (in the form of notes sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company.

4.         ADDITIONAL ACTIVITIES

I agree that during the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not:

(a)                         induce any employee of the Company to leave the employ of the Company or

(b)                        solicit the business of any client or customer of the Company (other than on behalf of the Company). If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5.         NO CONFLICTING OBLIGATION

I represent that my performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6.         RETURN OF COMPANY DOCUMENTS

When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

7.         LEGAL AND EQUITABLE REMEDIES

Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.         NOTICES

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9.         NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.  GENERAL PROVISIONS

10.1           Governing Law; Consent to Personal Jurisdiction

This Agreement will be governed by and construed according to the laws of the state of Colorado, as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado resident. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Boulder County, Colorado for any lawsuit filed there against me by the Company arising from or related to this Agreement.

10.2           Severability

In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3           Successors and Assigns

This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company to any successor in interest or other assigns.

10.4           Survival

The provisions of this Agreement shall survive the termination of my employment and the assignments of this Agreement by the Company to any successor in interest or other assignee.

10.5           Employment

I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

10.6           Waiver

No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7           Entire Agreement

The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment of this Agreement, not any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely: October 29,1996

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

DATE: January 1, 2005

SIGNATURE:

PRINTED NAME:

ACCEPTED AND AGREE TO:

By: January 1, 2005

Title:

Dated:

EXHIBIT A

To:

From:
Date:

Re: Previous Inventions

1.                                       Except as listed in section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Dynamic Materials have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by Dynamic Materials.

No inventions or improvements.

See below:

Additional sheets attached.

2.                                       Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe the following party(ies):

Invention or Improvement	Party(ies)	Relationship

1.
2.
3.

I-1

EXHIBIT B

NON COMPETITION AGREEMENT

This Non-Competition Agreement (this “Agreement”) effective as of January 1 2005 is by and between Dynamic Materials Corporation (the “Company”) and Richard A. Santa (“Executive”).

WHEREAS Executive has significant experience in the management of companies and is willing to serve the Company on the terms and subject to the conditions of a Employment Agreement, dated January 1, 2005; and

WHEREAS the Company wishes to secure its business:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

1-Covenant of non competition

The Company and Executive hereby acknowledge the highly competitive nature of the Company’s businesses.

Accordingly, the parties covenant and agree that Executive shall not, other than for the direct purpose of his duties as Executive of the Company, directly or indirectly engage in the business of developing, manufacturing, selling or distributing in the United States explosive cladding products or technologies developed manufactured or sold by the Company or its affiliates, as of the duration of the Employment Agreement and up to one (1) year following the Executive’s termination.

2-Non competition conditions

During a period of two (2) years following the Executive’s termination, Executive shall neither, without the prior written approval of the Chairman of the Company, which approval shall not be refused without reason:

(A)         solicit any person or entity which is then a supplier of the Company or which had been a supplier of the Company;

(B)           solicit or make other similar business contact with any person or entity which is then a customer of the Company;

(C)           solicit the services of, or initiate discussions with any employee of the Company in order to cause such employee to terminate his or her employment with the Company, or employ any such employee.

If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction.

B-1

EXECUTED as of the date first set forth above,

DYNAMIC MATERIALS CORPORATION

By: Michel Nicolas
Title: Chairman

EXECUTIVE

B-2